                                                                   EXHIBIT 10.8

                                  $230,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                               NBC HOLDINGS CORP.,

                             NBC ACQUISITION CORP.,

                          NEBRASKA BOOK COMPANY, INC.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              JPMORGAN CHASE BANK,
                           AS ADMINISTRATIVE AGENT AND
                                COLLATERAL AGENT,

                         CITIGROUP GLOBAL MARKETS INC.,
                              AS SYNDICATION AGENT

                                       AND

             FLEET NATIONAL BANK AND WELLS FARGO BANK N.A., AS CO-
                              DOCUMENTATION AGENTS

                         DATED AS OF FEBRUARY 13, 1998,
     AS AMENDED AND RESTATED AS OF DECEMBER 10, 2003 AND AS FURTHER AMENDED
                        AND RESTATED AS OF MARCH 4, 2004

--------------------------------------------------------------------------------

                         J.P. MORGAN SECURITIES INC. AND
                         CITIGROUP GLOBAL MARKETS INC.,
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                                TABLE OF CONTENTS

                                                                                                                PAGE
SECTION 1.    DEFINITIONS..............................................................................           2

         1.1         Defined Terms.....................................................................           2
         1.2         Other Definitional Provisions.....................................................          34

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS..........................................................          34

         2.1         Term Loan Commitments.............................................................          34
         2.2         Procedure for Term Loan Borrowing.................................................          35
         2.3         Repayment of Term Loans...........................................................          35
         2.4         Revolving Credit Commitments......................................................          36
         2.5         Procedure for Revolving Credit Borrowing..........................................          36
         2.6         Swing Line Commitment.............................................................          37
         2.7         Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.................          37
         2.8         Repayment of Loans; Evidence of Debt..............................................          39
         2.9         Commitment Fees, etc..............................................................          39
         2.10        Termination or Reduction of Revolving Credit Commitments..........................          40
         2.11        Optional Prepayments..............................................................          40
         2.12        Mandatory Prepayments.............................................................          40
         2.13        Conversion and Continuation Options...............................................          42
         2.14        Minimum Amounts and Maximum Number of Eurodollar Tranches.........................          42
         2.15        Interest Rates and Payment Dates..................................................          42
         2.16        Computation of Interest and Fees..................................................          43
         2.17        Inability to Determine Interest Rate..............................................          43
         2.18        Pro Rata Treatment and Payments...................................................          44
         2.19        Requirements of Law...............................................................          46
         2.20        Taxes.............................................................................          47
         2.21        Indemnity.........................................................................          49
         2.22        Illegality........................................................................          49
         2.23        Change of Lending Office..........................................................          49
         2.24        Replacement of Lenders under Certain Circumstances................................          50

SECTION 3.    LETTERS OF CREDIT........................................................................          50

         3.1         L/C Commitment....................................................................          50
         3.2         Procedure for Issuance of Letter of Credit........................................          50
         3.3         Commissions, Fees and Other Charges...............................................          51
         3.4         L/C Participations................................................................          51
         3.5         Reimbursement Obligation of the Borrower..........................................          52
         3.6         Obligations Absolute..............................................................          52
         3.7         Letter of Credit Payments.........................................................          53
         3.8         Applications......................................................................          53

SECTION 4.    REPRESENTATIONS AND WARRANTIES...........................................................          53

         4.1         Financial Condition...............................................................          53

                                                                                                                PAGE
         4.2         No Change.........................................................................          55
         4.3         Corporate Existence; Compliance with Law..........................................          56
         4.4         Corporate Power; Authorization; Enforceable Obligations...........................          56
         4.5         No Legal Bar......................................................................          56
         4.6         No Material Litigation............................................................          56
         4.7         No Default........................................................................          57
         4.8         Ownership of Property; Liens......................................................          57
         4.9         Intellectual Property.............................................................          57
         4.10        Taxes.............................................................................          57
         4.11        Federal Regulations...............................................................          57
         4.12        Labor Matters.....................................................................          58
         4.13        ERISA.............................................................................          58
         4.14        Investment Company Act; Other Regulations.........................................          58
         4.15        Subsidiaries......................................................................          58
         4.16        Use of Proceeds...................................................................          58
         4.17        Environmental Matters.............................................................          59
         4.18        Accuracy of Information, etc......................................................          60
         4.19        Security Documents................................................................          60
         4.20        Solvency..........................................................................          61
         4.21        Senior Indebtedness...............................................................          61
         4.22        Regulation H......................................................................          61

SECTION 5.    CONDITIONS PRECEDENT.....................................................................          61

         5.1         Conditions to Initial Extension of Credit.........................................          61
         5.2         Conditions to Each Extension of Credit............................................          64

SECTION 6.    AFFIRMATIVE COVENANTS....................................................................          65

         6.1         Financial Statements..............................................................          65
         6.2         Certificates; Other Information...................................................          66
         6.3         Payment of Obligations............................................................          68
         6.4         Conduct of Business and Maintenance of Existence, etc.............................          68
         6.5         Maintenance of Property; Insurance................................................          68
         6.6         Inspection of Property; Books and Records; Discussions............................          68
         6.7         Notices...........................................................................          70
         6.8         Environmental Laws................................................................          70
         6.9         Interest Rate Protection..........................................................          71
         6.10        Additional Collateral, etc........................................................          71

SECTION 7.    NEGATIVE COVENANTS.......................................................................          72

         7.1         Financial Covenants...............................................................          72
         7.2         Limitation on Indebtedness........................................................          75
         7.3         Limitation on Liens...............................................................          77
         7.4         Limitation on Fundamental Changes.................................................          78
         7.5         Limitation on Sale of Assets......................................................          79
         7.6         Limitation on Dividends...........................................................          79

                                                                                                                PAGE
         7.7         Limitation on Capital Expenditures................................................          80
         7.8         Limitation on Investments, Loans and Advances.....................................          81
         7.9         Limitation on Optional Payments and Modifications of Debt Instruments, etc........          82
         7.10        Limitation on Transactions with Affiliates........................................          83
         7.11        Limitation on Sales and Leasebacks................................................          83
         7.12        Limitation on Changes in Fiscal Periods...........................................          83
         7.13        Limitation on Negative Pledge Clauses.............................................          84
         7.14        Limitation on Restrictions on Subsidiary Distributions............................          84
         7.15        Limitation on Lines of Business...................................................          84
         7.16        Merger Agreement..................................................................          84
         7.17        Limitation on Activities of Holdings and SuperHoldings............................          84

SECTION 8.    EVENTS OF DEFAULT........................................................................          85

SECTION 9.    THE AGENTS...............................................................................          88

         9.1         Appointment.......................................................................          88
         9.2         Delegation of Duties..............................................................          89
         9.3         Exculpatory Provisions............................................................          89
         9.4         Reliance by Administrative Agent..................................................          89
         9.5         Notice of Default.................................................................          90
         9.6         Non-Reliance on Agents and Other Lenders..........................................          90
         9.7         Indemnification...................................................................          90
         9.8         Agent in Its Individual Capacity..................................................          91
         9.9         Successor Administrative Agent....................................................          91
         9.10        Authorization to Release Liens....................................................          91
         9.11        Documentation Agent and Syndication Agent.........................................          92

SECTION 10.    MISCELLANEOUS...........................................................................          92

         10.1        Amendments and Waivers............................................................          92
         10.2        Notices...........................................................................          93
         10.3        No Waiver; Cumulative Remedies....................................................          94
         10.4        Survival of Representations and Warranties........................................          94
         10.5        Payment of Expenses...............................................................          94
         10.6        Successors and Assigns; Participations and Assignments............................          95
         10.7        Adjustments; Set-off..............................................................          98
         10.8        Counterparts......................................................................          99
         10.9        Severability......................................................................          99
         10.10       Integration.......................................................................          99
         10.11       GOVERNING LAW.....................................................................          99
         10.12       Submission To Jurisdiction; Waivers...............................................          99
         10.13       Acknowledgements.................................................................          100
         10.14       WAIVERS OF JURY TRIAL............................................................          100
         10.15       Confidentiality..................................................................          100
         10.16       Effect of Amendment and Restatement of the Existing Credit Agreement.............          101

ANNEXES:
A              Pricing Grid

SCHEDULES:

1.1A           Commitments
1.1B           Mortgaged Property
4.4            Consents, Authorizations, Filings and Notices
4.9            Intellectual Property
4.15           Subsidiaries
4.19(a)        UCC Filing Jurisdictions
4.19(b)        Mortgage Filing Jurisdictions
7.2(e)         Existing Indebtedness
7.3(f)         Existing Liens
7.8            Existing Investments

EXHIBITS:

A              Form of Amended and Restated Guarantee and Collateral Agreement
B-1            Form of Borrower Compliance Certificate
B-2            Form of Holdings Compliance Certificate
B-3            Form of SuperHoldings Compliance Certificate
C-1            Form of Borrower Closing Certificate
C-2            Form of Holdings Closing Certificate
C-3            Form of Subsidiary Closing Certificate
C-4            Form of SuperHoldings Closing Certificate
D              Form of Mortgage
E              Form of Assignment and Assumption
F              Form of Legal Opinion of Bingham McCutchen LLP
G-1            Form of Term Note
G-2            Form of Revolving Credit Note
G-3            Form of Swing Line Note
H              Form of Prepayment Option Notice
I              Form of Exemption Certificate
J              Form of Borrowing Base Certificate

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 13, 1998, as amended and restated as of December 10, 2003, as further amended and restated as of March 4, 2004, among NBC Holdings Corp., a Delaware corporation ("SuperHoldings"), NBC Acquisition Corp., a Delaware corporation ("Holdings"), Nebraska Book Company, Inc., a Kansas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent and collateral agent (in such capacity, the "Administrative Agent"), CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the "Syndication Agent") and FLEET NATIONAL BANK and WELLS FARGO BANK, N.A., as co-documentation agents (in such capacities, the "Co-Documentation Agents").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is a direct wholly-owned subsidiary of Holdings, and Holdings is a direct subsidiary of SuperHoldings;

         WHEREAS, the Borrower, Holdings, the Administrative Agent and certain of the Lenders are parties to the Credit Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003 (the "Existing Credit Agreement");

         WHEREAS, the Borrower and Holdings intend to enter into a recapitalization transaction pursuant to which (i) indebtedness of the Borrower under the Existing Credit Agreement will be refinanced, (ii) the Existing Credit Agreement and the credit facilities thereunder will be amended and restated pursuant to this Agreement, (iii) the Tender Offers (as hereinafter defined) will be consummated, (iv) Weston Presidio Capital and certain of its affiliates (collectively "WP") will purchase certain shares of the capital stock of Holdings held by certain existing shareholders of Holdings, (v) WP and certain members of management will contribute their shares of Holdings to SuperHoldings, a newly created entity, (vi) WP will make a new equity contribution into SuperHoldings, and will capitalize a newly created entity called New NBC Acquisition Corp. with the proceeds of such contribution and (vii) the transactions contemplated by the Merger Agreement (as hereinafter defined) will be consummated (the foregoing, the "Transactions");

         WHEREAS, in connection with the Transactions, the Borrower has requested that the Lenders to provide senior credit facilities aggregating $230,000,000; and

         WHEREAS, the Lenders party hereto, including certain of the Lenders under the Existing Credit Agreement (the "Continuing Lenders"), are willing to make such senior credit facilities available upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, upon the effectiveness of this Agreement, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Account": as defined in the Uniform Commercial Code in effect in the Sate of New York from time to time.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": JPMorgan Chase Bank, in its capacity as administrative agent and collateral agent.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit.

                  "Aggregate Exposure Percentage": with respect to any Lender, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure to the Aggregate Exposure of all Lenders.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                             Base Rate             Eurodollar
                               Loans                 Loans
                             ---------             ----------
Revolving Credit Loans        1.75%                  2.75%
Swing Line Loans              1.75%                   N/A
Term Loans                    1.75%                  2.75%

         provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": as defined in Section 10.6(b).

                  "Arrangers": J.P. Morgan Securities Inc. and Citicorp Global Markets Inc.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5).

                  "Assignee": as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Bookstore": any business establishment that has as its primary business the sale of textbooks.

                  "Borrower": as defined in the recitals hereto.

                  "Borrower Pro Forma Financial Statements": as defined in
         Section 4.1(a)(ii).

                  "Borrower Projections": as defined in Section 6.2(c)(ii).

                  "Borrowing Base": at the time of any determination an amount equal to the sum, without duplication, of (a) the sum of (i) 60% of Eligible Accounts Receivable in respect of Standard Sales Invoices at such time and (ii) 85% of Eligible Accounts Receivable in respect of Buy-Fund Invoices at such time; (b) 55% of Wholesale Inventory, Retail Inventory and Information Systems Inventory that, in each case, constitutes Eligible Inventory at such time (provided, however, that the amount in respect of such Information Systems Inventory shall not at any time exceed $500,000) minus the aggregate Rent Reserve at such time; and (c) the sum of the Over Advance Amount then in effect and if the time of such determination is (i) during the Peak Period, an amount equal to 55% of Buy-Funds at such time and (ii) during the Non-Peak Period, the lesser of (A) $1,000,000 and (B) an amount equal to 55% of Buy-Funds at such time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(g), absent any error in such Borrowing Base Certificate. In the event that at any time after the date hereof (a) the Borrower materially alters any of its accounting policies or procedures, (b) there occurs a material change in the Borrower's customer base or (c) there occurs a material change in the nature of the Borrower's Inventory, then the Administrative Agent will be entitled in its reasonable discretion with the consent of the Borrower, which consent shall not be unreasonably withheld, to adjust the eligibility criteria and reserves in respect of Eligible Accounts Receivable and Eligible Inventory.

                  "Borrowing Base Certificate": a certificate in substantially the form of Exhibit J hereto (with such changes thereto from time to time as may reasonably be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for herein), executed and certified by a Responsible Officer of the Borrower, which certificate shall include appropriate exhibits, schedules, supporting documentation and additional reports (i) as outlined in Schedule 1 to Exhibit J and (ii) as provided for in Section 6.2(g).

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.17.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar

         Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Buy-Funds": the aggregate amount of cash in the possession of the Borrower's buyers conducting book-buys during any buy-back period at an educational institution or commercial Bookstore, less the aggregate amount represented by outstanding drafts issued by the Borrower in respect of purchases of used books during such buy-back period.

                  "Buy-Fund Invoice": an invoice resulting from the sale or advance by the Borrower to, or the agreement by the Borrower with, an educational institution or commercial Bookstore in respect of used books that (a) have been purchased by the Borrower during any buy-back period at such educational institution or commercial Bookstore and (b) are designated to remain on the campus of such educational institution or on the premises of such commercial Bookstore, in each case net of any commission owed by the Borrower to such educational institution or commercial Bookstore in respect of such sale.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by

         Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Closing Date": March 4, 2004 or such later date not beyond March 30, 2004 on which the conditions precedent set forth in Section
         5.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.19, 2.20, 2.21 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated February 2004 and furnished to the Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Extensions of Credit to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (f) any other non-cash charges and (g) any non-recurring stock compensation expenses and other non-capitalized expenses incurred in connection with the Stock Repurchase (as defined in the Existing Credit Agreement), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period; provided that for purposes of calculating Consolidated EBITDA and Consolidated Fixed Charges of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA and Consolidated Fixed Charges of any Person or bookstore location acquired or disposed of by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis, including the effect of identified business synergies, for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (other than the pro forma adjustments to Consolidated EBITDA included in the calculation thereof for the twelve-month period ended January 31, 2004 for the purposes of Section 5.1(k)) either (x) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA and Consolidated Fixed Charges is to be calculated have been previously provided to the Administrative Agent and the Lenders and reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (y) other financial information in respect of such acquired Person or bookstore location shall have been provided to the Administrative Agent and the Lenders and shall have been found reasonably acceptable by the Required Lenders.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans but excluding scheduled principal payments under the Original Credit Agreement and excluding payments made to redeem the Existing Senior Subordinated Notes prior to June 30, 2004).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that for purposes of calculating Consolidated EBITDA and Consolidated Interest Expense of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA and Consolidated Interest Expense of any Person or bookstore location acquired or disposed of by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis, including the effect of identified business synergies, for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (other than the pro forma adjustments to Consolidated EBITDA included in the calculation thereof for the twelve-month period ended January 31, 2004 for the purposes of Section 5.1(k)) either (x) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA and Consolidated Interest Expense is to be calculated have been previously provided to the Administrative Agent and the Lenders and reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (y) other financial information in respect of such acquired Person or bookstore location shall have been provided to the Administrative Agent and the Lenders and shall have been found reasonably acceptable by the Required Lenders.

                  "Consolidated Interest Expense": for any period, the sum of
         (i) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP but excluding any amounts payable on the Existing Senior Subordinated Notes prior to June 30, 2004) net of cash interest income received during such period and (ii) the amount of dividends paid in cash by the Borrower to Holdings during such period to permit Holdings to pay cash interest on the Holdings Discount Notes or the Existing Holdings Discount Debentures, other than amounts used to redeem the Existing Holdings Discount Debentures prior to June 30, 2004.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person or bookstore location acquired or disposed of by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis, including the effect of identified business synergies, for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (other than the pro forma adjustments to Consolidated EBITDA included in the calculation thereof for the twelve-month period ended January 31, 2004 for the purposes of Section 5.1(k)) either (x) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated have been previously provided to the Administrative Agent and the Lenders and reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (y) other financial information in respect of such acquired Person or bookstore location shall have been provided to the Administrative Agent and the Lenders and shall have been found reasonably acceptable by the Required Lenders.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any

         Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt less the aggregate principal amount of the Senior Subordinated Notes and the Existing Senior Subordinated Notes and any refinancing Indebtedness permitted by Section 7.2(g)(ii) on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person or bookstore location acquired or disposed of by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis, including the effect of identified business synergies, for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (other than the pro forma adjustments to Consolidated EBITDA included in the calculation thereof for the twelve-month period ended January 31, 2004 for the purposes of Section 5.1(k)) either (x) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated have been previously provided to the Administrative Agent and the Lenders and reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (y) other financial information in respect of such acquired Person or bookstore location shall have been provided to the Administrative Agent and the Lenders and shall have been found reasonably acceptable by the Required Lenders.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP (other than Revolving Extensions of Credit made under the Borrowing Base) provided, however, any Existing Senior Subordinated Notes shall be deemed to be not outstanding prior to June 30, 2004 for purposes of calculating Consolidated Total Debt.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": as defined in Section 8(j) hereof.

                  "Continuing Lenders": as defined in the recitals hereto.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Converted Term Loan": as defined in Section 2.1(b) hereof.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Defaulted Account": as defined in the definition of the "Eligible Accounts Receivable".

                  "Disposition": with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Co-Documentation Agents": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ECF Percentage": 75%; provided, that with respect to each fiscal year of the Borrower, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.5 to 1.0.

                  "Eligible Accounts Receivable": at the time of any determination, the gross outstanding balance at such time, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower as of the date hereof, of Accounts of the Borrower and its Subsidiaries, including the aggregate amount of all Past-due Addbacks less, as applicable and without duplication, the aggregate amount of (i) all charge-backs for returns, (ii) all finance agreements, (iii) all trade discounts, (iv) all finance charges, late fees and other fees that are unearned, (v) the aggregate amount of all reserves for service fees and such other fees or commissions or similar amounts that the Borrower or such Subsidiary has agreed to pay and (vi) at the discretion of the Administrative Agent, a dilution reserve, reasonably determined by the Administrative Agent based upon the calculations set forth in the most recent Borrowing Base Certificate delivered by the Borrower, in an amount equal to the product of (A) the amount, expressed as a percentage, by which dilution of Eligible Accounts Receivable in respect of Standard Sales Invoices exceeds 25% and (B) the amount that would constitute Eligible Accounts Receivable prior to the implementation of the reserve contemplated by this clause
         (vi). Notwithstanding the foregoing, an Account shall not be included in this definition of Eligible Accounts Receivable if, at the time of any determination, without duplication:

                           (a) the Borrower or such Subsidiary has not complied
                  with all material requirements of applicable Federal, state and local and laws, rules, regulations and orders (including all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection) applicable to such Account (or any related contracts) or affecting the collectibility of such Account; or

                           (b) (i) such Account is not assignable or requires
                  consent of the Account debtor and such a requirement of consent is enforceable law or (ii) a first priority security interest in such Account in favor of the Administrative Agent for the ratable benefit of the Lenders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Borrower or such Subsidiary; or

                           (c) such Account is subject to any Lien whatsoever,
                  other than Liens expressly permitted by Section 7.3; or

                           (d) the Borrower or such Subsidiary, in order to be
                  entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor, except the portion of such Account that has arisen in respect of the sale of any Information Systems Inventory; or

                           (e) such Account does not constitute a legal, valid
                  and binding irrevocable payment obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to any defense, setoff, recoupment or counterclaim; or

                           (f) the Account debtor is an Affiliate, division or
                  employee of the Borrower or such Subsidiary; or

                           (g) (i) if such Account (A) is an account of the
                  United States Government or any of its agencies or instrumentalities, (B) is subject to any Lien pursuant to the Federal Assignment of Claims Act and (C) the Administrative Agent has not received an assignment of claims in form and substance satisfactory to it within 45 days of the creation of such Account or (ii) such Account is (A) an account of the government of any state of the United States or any political subdivision thereof or any agency or instrumentality of any of the foregoing and (B) a first priority security interest in such account in favor of the Administrative Agent for the ratable benefit of the Lenders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Borrower or such Subsidiary; or

                           (h) an estimated or accrual loss has been recognized
                  in respect of such Account, as determined in accordance with the Borrower's or such Subsidiary's usual business practice (each such Account, a "Defaulted Account"); or

                           (i) 20% or more of the aggregate outstanding amount
                  of all Accounts from the Account debtor in respect of such Account and its Affiliates constitute Defaulted Accounts; or

                           (j) any representation or warranty contained in this
                  Agreement or in any other Loan Documents applicable either to Accounts in general or to any such specific Account shall prove to have been false or misleading in any material respect when made or deemed made with respect to such Account; or

                           (k) 50% or more of the outstanding amount of all
                  Accounts from the same Account debtor have become, or have been determined by the Administrative Agent to be, ineligible pursuant to subparagraph (m) below; or

                           (l) the Account debtor (i) has filed a petition for
                  relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law),
                  (ii) has made a general assignment for the benefit of creditors, (iii) has filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                           (m) (i) any portion of such Account has remained
                  unpaid 120 or more days past the original invoice date thereof or (ii) the Borrower or such Subsidiary has reason to believe that all or a material portion of such Account is uncollectible (in the reasonable discretion of the Administrative Agent); or

                           (n) in respect of Buy-Fund Invoices, any portion of
                  such Account has remained unpaid 31 or more days past the original invoice date therefor; or

                           (o) the sale represented by such Account is to an
                  Account debtor organized or located outside the states of the United States, the District of Columbia or Canada unless, in the case of any Account debtor controlled by an entity organized or located outside one of the states of the United States or the District of Columbia, the Administrative Agent has, for the benefit of the Lenders, a valid, legal and perfected first-priority security interest in such Account; or

                           (p) the Account debtor is a supplier or creditor of
                  the Borrower or such Subsidiary (but only to the extent of the lesser of (i) the amount owing from such Account debtor to the Borrower or such Subsidiary pursuant to Accounts that are otherwise eligible and (ii) the amount owing to such Account debtor by the Borrower or such Subsidiary); or

                           (q) such Account is not denominated in dollars or is
                  payable outside the United States; or

                           (r) if applicable, the sale represented by such
                  Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale-or-return, consignment or sale-on-approval basis or is subject to any right of return (other than (i) in the ordinary course of business or (ii) a standard right of claim for defective goods for which neither the related Account debtor has made a claim nor the Borrower or such Subsidiary has any basis to believe that such Account debtor is entitled to such a claim), charge-back or setoff; or

                           (s) the Administrative Agent believes, in its
                  reasonable discretion, that the collection of such Account may not be paid and the Administrative Agent shall so notify the Borrower; or

                           (t) the Borrower or such Subsidiary is in default, in
                  any material respect, in the performance or observance of any of the terms of any agreement giving rise to such Account; or

                           (u) the Borrower or such Subsidiary does not have
                  good and marketable title to such Account as sole owner of such Account; or

                           (v) such Account does not arise from the sale and
                  delivery of goods or provision of services in the ordinary course of business of the Borrower or such Subsidiary to the Account debtor; or

                           (w) such Account is on terms other than those normal
                  or customary in the business or the Borrower or such Subsidiary; or

                           (x) any amounts payable under or in connection with
                  such Account are evidenced by promissory notes, agreements to repay cash advances or other instruments, unless such promissory notes, agreements or instruments have been endorsed and delivered to the Administrative Agent; or

                           (y) such Account has been paid by a check that has
                  been returned for insufficient funds; or

                           (z) the Account debtor is a third party credit card
                  company or a debit card company; or

                           (aa) such Account is not subject to the standard
                  credit and collection policies of the Borrower or such Subsidiary; or

                           (bb) such Account has been placed with an attorney or
                  other third party for collection; or

                           (cc) the aggregate credit balances of the Borrower or
                  such Subsidiary on an Account debtor by Account debtor basis of all Accounts have remained unpaid for the past due amounts referenced in subparagraphs (m) and (n) above; or

                           (dd) such Account is subject to any adverse security
                  deposit, retainage or other similar advance made by or for the benefit of the applicable Account debtor, in each case only to the extent thereof; or

                           (ee) such Account was invoiced (i) in advance of
                  goods or services provided, or (ii) twice or more, or (iii) the associated income has not been earned; or

                           (ff) the goods giving rise to such Account have not
                  been shipped and title has not been transferred to the Account debtor, or the Account represents a progress-billing or otherwise does not represent a complete sale, except the portion of such Account that has arisen in respect of the sale of any Information Systems Inventory; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account debtor's obligation to pay such invoice is conditioned upon the Borrower's or such Subsidiary's completion of any further performance under the contract or agreement; or

                           (gg) such Account is created on cash on delivery
                  terms;

                  provided that, all Accounts of any single Account debtor and its Affiliates which, in the aggregate exceed (i) 20% in respect of an Account debtor whose securities are rated Investment Grade, and (ii) 15% in respect of all other Account debtors, of the total amount of all Accounts at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess.

                  "Eligible Inventory": at any date of determination thereof, the value (determined at the lowest of cost or market or the written-down value in accordance with the Borrower's historical practice in accordance with GAAP) at such date of all inventories ("Inventory") of the Borrower and its Subsidiaries owned by the Borrower and its Subsidiaries and in the possession of the Borrower and its Subsidiaries or any warehouseman, bailee, agent or processor of the Borrower and its Subsidiaries, including any educational institution or commercial Bookstore, net of (i) any interdivisional profit, (ii) any amounts payable by the Borrower and its Subsidiaries in respect of commissions, processing fees or other charges, (iii) any advance payments and unliquidated progress billings in respect of such Inventory, (iv) the Obsolescence Reserve and (v) the RTV Reserve. Notwithstanding the foregoing, Inventory shall not constitute Eligible Inventory if, without duplication:

                           (a) such item of Inventory is not assignable or a
                  first priority security interest in such item of Inventory in favor of the Administrative Agent for the ratable benefit of the Lenders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Borrower or such Subsidiary; or

                           (b) such item of Inventory is subject to any Lien
                  whatsoever, other than Liens expressly permitted by Section
                  7.3 of this Agreement; or

                           (c) there shall have occurred any event that, or any
                  condition with respect to such item of Inventory, would substantially impede the ability of the Borrower or such Subsidiary to continue to use or sell such item of Inventory in the normal course of business; or

                           (d) any claim disputing the title of the Borrower or
                  such Subsidiary to, or right to possession of or dominion over, such item of Inventory shall have been asserted; or

                           (e) any representation or warranty contained in this
                  Agreement or in any other Loan Document applicable to either Inventory in general or to such specific item of Inventory has been breached with respect to such item of Inventory; or

                           (f) the Borrower or such Subsidiary does not have
                  good and marketable title to such item of Inventory as sole owner of such item of Inventory; or

                           (g) such item of Inventory is located outside of the
                  United States; or

                           (h) such item of Inventory is evidenced by an
                  Account; or

                           (i) such item of Inventory consists of packing,
                  packaging and/or shipping supplies or materials; or

                           (j) such item of Inventory has been shipped to a
                  customer, even if on a consignment or "sale or return" basis;
                  or

                           (k) such item of Inventory consists of obsolete
                  Information Systems Inventory or Retail Inventory, including books and related materials with titles classified as slow-moving; or

                           (l) such item of Inventory consists of any unsaleable
                  Inventory; or

                           (m) such item of Inventory is located on a leasehold,
                  or is in the possession or control of any lessor, warehouseman, bailee, agent or processor, unless (i) a Rent Reserve has been established for Inventory at that location, or (ii) the applicable lessor, warehouseman, bailee, agent or processor (including any educational institution or commercial Bookstore), has been notified of the Lien granted under the Security Documents and has entered into a Landlord Waiver, or
                  (iii) (A) the Administrative Agent shall have received an opinion, in form and substance acceptable to and from local counsel approved by the Administrative Agent, and addressed to the Administrative Agent, the Issuing Bank and the Lenders, to the effect that there is no law in the jurisdiction where such Inventory is located that would allow Inventory located on such leasehold, or in the possession or control of such warehouseman, bailee, agent or processor, to be subjected to any Lien in favor of the applicable lessor, warehouseman, bailee, agent or processor arising by operation of law and (B) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower or such Subsidiary certifying that there is no term or condition of any agreement or other document governing the relationship between the Borrower or such Subsidiary and the applicable lessor, warehouseman, bailee, agent or processor that provides for any such Lien; or

                           (n) such item of Inventory consists of food,
                  beverages or sundries; or

                           (o) such item of Inventory consists of cigarettes; or

                           (p) such item of Inventory is to be sold by the
                  Borrower or such Subsidiary from a vending machine; or

                           (q) such item of Inventory has been determined by the
                  Administrative Agent, exercising its reasonable discretion, to be unacceptable because (i) the Administrative Agent believes that such item of Inventory is not readily saleable under the customary terms on which it is usually sold or (ii) such item of Inventory (other than Information Systems Inventory) is not of a type typically sold by campus Bookstores; or

                           (r) such item of Inventory is goods returned or
                  rejected by the Borrower's or such Subsidiary's customers due to quality issues or is goods in transit to a third party; or

                           (s) such item of Inventory is a reserve computed by
                  the Borrower or such Subsidiary to accrue for future adjustments to Inventory relating to inaccuracies arising from the utilization of the gross profit method of accounting for Retail Inventory; or

                           (t) such item of Inventory is an accrual computed by
                  the Borrower or such Subsidiary to accrue for anticipated returns of sold Inventory.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00

         A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (iv) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower and its Subsidiaries and (v) decreases in Consolidated Working Capital for such fiscal year over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures, (iii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of acquisitions (net of any debt incurred in such fiscal year in connection with such acquisition and without duplication of any amounts included in clause (b)(ix) below), (iv) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments, (v) the aggregate amount of all optional prepayments of the Term Loans during such fiscal year, (vi) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vii) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower and its Subsidiaries, (ix) increases in Consolidated Working Capital for such fiscal year (without duplication of any amounts included in clause (b)(iii) above) and (x) the aggregate amount actually paid by the Borrower to Holdings during such fiscal year pursuant to Section 7.6(b).

                  "Excess Cash Flow Application Date": as defined in Section 2.12(c).

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Holdings Discount Debentures": the 10 3/4% Senior Discount Debentures of Holdings due 2009 and issued pursuant to the Existing Holdings Discount Debentures Indenture.

                  "Existing Holdings Discount Debentures Indenture": the Indenture dated as of February 13, 1998 entered into by Holdings in connection with the issuance of the Existing Holdings Discount Debentures, together with all instruments and other agreements entered into by Holdings in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 7.9.

                  "Existing Senior Subordinated Note Indenture": the Indenture dated as of February 13, 1998 entered into by the Borrower in connection with the issuance of the Existing Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 7.9.

                  "Existing Senior Subordinated Notes": the 8 3/4% Senior Subordinated Notes of the Borrower due 2008 and issued pursuant to the Existing Senior Subordinated Note Indenture.

                  "Exiting Lender": each Lender (as defined in the Existing Credit Agreement) that is not a Continuing Lender.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate"; for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders pursuant to Section 10.2.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by SuperHoldings, Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to SuperHoldings, Holdings and the Subsidiary Guarantors.

                  "Holdings": as defined in the preamble hereto.

                  "Holdings Discount Notes": the 11 % Senior Discount Notes of Holdings due 2013 and issued pursuant to the Holdings Discount Notes Indenture.

                  "Holdings Discount Notes Indenture": the Indenture dated as of March 4, 2004 entered into by Holdings in connection with the issuance of the Holdings Discount Notes, together with all instruments and other agreements entered into by Holdings in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Holdings Pro Forma Financial Statements": as defined in
         Section 4.1(a)(i).

                  "Holdings Projections": as defined in Section 6.2(c)(i).

                  "Indebtedness": of any Person at any date, without duplication
         (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
         (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of
         Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

                  "Information Systems Inventory": all Inventory located at the Borrower's warehouses consisting of computer hardware and software, including IBM point-of-sale register systems and related software.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Holdings or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "Inventory": as defined in the definition of "Eligible Inventory".

                  "Investment Grade": having a rating established by a third party rating agency, equivalent to a Standard & Poor's Ratings Group BBB- or a Moody's Investor's Services, Inc. Baa3 or better.

                  "Issuing Lender": JPMorgan Chase Bank, in its capacity as issuer of any Letter of Credit.

                  "Landlord Waiver": a written agreement satisfactory in form and substance to the Administrative Agent (i) acknowledging that Inventory located on a leasehold or in possession or control of any warehouseman, bailee, agent or processor is subject to the Lien granted under the Security Documents, (ii) waiving and releasing any applicable Lien held by such lessor, warehouseman, bailee, agent or processor with respect to such item of Inventory (whether arising by operation of law or otherwise) and (iii) providing the Administrative Agent with the right to receive notice of default, the right to repossess such item of Inventory at any time upon the occurrence or during the continuance of a Default or Event of Default and such other rights as may be reasonably required by the Administrative Agent.

                  "L/C Commitment": $10,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Parties": SuperHoldings, Holdings, the Borrower and each other Subsidiary of SuperHoldings which is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Material Adverse Effect": a material adverse effect on (a) the Transactions, (b) the business, operations, property, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable by SuperHoldings and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Merger": the merger pursuant to the Merger Agreement of New NBC Acquisition Corp. with and into Holdings, with Holdings as the surviving corporation.

                  "Merger Agreement": the Agreement and Plan of Merger dated as of February 18, 2004 among the Borrower, Holdings, SuperHoldings and New NBC Acquisition Corp. and all documents and agreements entered in connection therewith, as the same may be amended, modified or supplemented from time to time pursuant to Section 7.16.

                  "Mortgaged Properties": the owned real properties listed on
         Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders has been or shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each mortgage referred to in Section 5.1(a) and each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), insurance proceeds applied to pay costs incurred in connection with the repair or restoration of any Property that is real property in the event of damage by casualty and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.20(a).

                  "Non-Peak Period": the collective reference to (i) the period from and including January 16 of any year to and including April 30 of the same year and (ii) the period from and including September 16 of any year to and including November 30 of the same year.

                  "Non-U.S. Lender": as defined in Section 2.20(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Obsolescence Reserve": an amount equal to 50% of the excess of (a) total Wholesale Inventory held by the Borrower over (b) the Inventory listed in the Borrower's buyers' guide; provided that during the Peak Period such percentage shall be reduced to 25% so long as the Borrower provides the supporting documentation and additional reports described in Schedule I to Exhibit J with respect to such Wholesale Inventory.

                  "Optional Payment Amount": $15,000,000 plus the amount of any Term Loan Prepayment Amount not accepted by the Accepting Lenders pursuant to Section 2.18(d).

                  "Original Credit Agreement": the Credit Agreement, dated as of February 18, 1998, among Holdings, the Borrower, the Administrative Agent and the lenders party thereto.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Over Advance Amount": (i) for the period from and including January 16 of any year to and including April 30 of the same year, $0,
         (ii) for the period from and including May 1 of any year to and including June 30 of the same year, $10,000,000, (iii) for the period from and including July 1 of any year to and including August 9 of the same year, $5,000,000, (iv) for the period from and including August 10 of any year to and including September 15 of the same year, $10,000,000, (v) for the period from and including September 16 of any year to and including November 30 of the same year, $0, and (vi) for the period from and including December 1 of any year to and including January 15 of next succeeding year, $10,000,000.

                  "Participant": as defined in Section 10.6(c).

                  "Past-due Addbacks": the aggregate amount of past due credit balances aged over 120 days from the original invoice date.

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Peak Period": the collective reference to (i) the period from and including May 1 of any year to and including September 15 of the same year and (ii) the period from and including December 1 of any year to and including January 15 of next succeeding year.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Primary Investors": the collective reference to the Sponsors and their Related Parties, and any additional investment fund for which any of the Sponsors is the sole advisor or which is effectively controlled by any of the Sponsors.

                  "Pro Forma Financial Statements": the collective reference to the Borrower Pro Forma Financial Statements and the Holdings Pro Forma Financial Statements.

                  "Properties": as defined in Section 4.17.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Recovery Event": any settlement of or payment in respect of any property, title or casualty insurance claim or any condemnation proceeding relating to any asset of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries.

                  "Reference Lender": the Administrative Agent.

                  "Refunded Swing Line Loans": as defined in Section 2.7.

                  "Refunding Date": as defined in Section 2.7.

                  "Register": as defined in Section 10.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Party": with respect to any of the Sponsors (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor, (B) any trust, corporation, partnership or other entity, the controlling beneficiaries, stockholders, partners or owners of which, directly or indirectly, consist of the Sponsor and/or such other Persons referred to in the immediately preceding clause (A) and/or in the succeeding clause (D), (C) any partner or stockholder of such Sponsor as of the Closing Date who acquires any assets or voting stock of the Borrower or Holdings pursuant to a general distribution by such Sponsor to each of its partners or stockholders or (D) any officer or director of such Sponsor.

                  "Rent Reserve": on any date, with respect to any retail store, distribution center, warehouse, or other location where any Eligible Inventory subject to a Lien arising by operation of contract and/or law is located and with respect to which no Landlord Waiver is in effect, a reserve equal to three months' rent at such retail store, distribution center, warehouse, or other location.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of the Term Loan Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, vice president - finance or controller of the Borrower.

                  "Retail Inventory": all Inventory located at a Bookstore consisting of: new and used textbooks, including any related study aids; general subject books; medical, technical and reference books; periodicals and magazines; clothing, including school insignia items; electronics; gifts; stationery and cards; school and office supplies and art; food, beverages and sundries; and all other items held for resale in the ordinary course of business.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $50,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": March 4, 2009.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "RTV Reserve": at any time, an amount equal to the amount of Inventory that is identified as to be returned to vendor.

                  "Securities Act": as defined in Section 4.1(a)(i) hereof.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture dated as of March 4, 2004 entered into by the Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Senior Subordinated Notes": the 8 5/8% Senior Subordinated Notes of the Borrower due 2012 and issued pursuant to the Senior Subordinated Note Indenture.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Sponsors": Weston Presidio Capital III, L.P., a Delaware limited partnership, Weston Presidio Capital IV, L.P., a Delaware limited partnership, WPC Entrepreneur Fund, L.P., a Delaware limited partnership, and WPC Entrepreneur Fund II, L.P., a Delaware limited partnership.

                  "Standard Sales Invoices": the collective reference to (i) invoices resulting from sales by the Borrower to educational institutions or commercial Bookstores of new or used books and other instructional educational materials and (ii) invoices resulting from sales by the Borrower to educational institutions or commercial Bookstores of Information Systems Inventory or other Inventory in an aggregate amount at any time of up to 10% of the gross Accounts with respect to all invoices to educational institutions or commercial Bookstores, excluding Buy-Fund Invoices, provided that the percentage of the gross Accounts with respect to invoices to educational institutions or commercial Bookstores which may result from sales of Information Systems Inventory or other Inventory shall be subject to revision by the Administrative Agent in its reasonable discretion with the consent of the Borrower, which consent shall not be unreasonably withheld.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "SuperHoldings": NBC Holdings Corp., a Delaware corporation and, prior to the merger permitted by Section 7.4(d), the primary stockholder of Holdings.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                  "Swing Line Lender": JPMorgan Chase Bank, in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans": as defined in Section 2.6.

                  "Swing Line Participation Amount": as defined in Section 2.7.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Tender Offers": the tender offers made to purchase the Existing Holdings Discount Debentures and the Existing Senior Subordinated Notes.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $180,000,000.

                  "Term Loan Lenders": the collective reference to each Lender which has a Term Loan Commitment or which has made a Term Loan.

                  "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Term Loans": as defined in Section 2.1.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                  "Transactions": as defined in the recitals hereto.

                  "Transferee": as defined in Section 10.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Warehouse": any warehouses being used by the Borrower or its Subsidiaries.

                  "Wholesale Inventory": at any time, Inventory that is located at a Warehouse at such time and consists of textbooks.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and their respective Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) From and after the effective date of the merger permitted by
Section 7.4(d), (i) all references to SuperHoldings in the Credit Documents shall be deemed to be inapplicable and (ii) the surviving corporation of such merger shall assume all payment and performance obligations of the other constituent corporation(s) and be "Holdings" for all purposes of the Credit Documents and shall remain a guarantor of the Obligations and the pledgor of the Capital Stock of the Borrower pursuant to the Guarantee and Collateral Agreement.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Term Loan Commitments. (a) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (or, in the case of a Continuing Lender, pursuant to clause (b), elect to convert all or a portion of such Continuing Lender's loans under the Existing Credit Agreement) (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.13.

         (b) In connection with the making of the Term Loans pursuant to clause
(a) above, by delivering written notice to the Administrative Agent on or prior to the Closing Date, any Continuing Lender may elect to make all or any portion of such Lender's Term Loan requested by the Borrower to be made on the Closing Date by converting all or a portion of the outstanding principal amount of the loans held by such Lender under the Existing Credit Agreement into Term Loans in a principal amount equal to the amount of the loans so converted (each, a "Converted Term Loan"). On the Closing Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into

Term Loans. Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this Section shall specify the amount of such Lender's Term Loan Commitment and the principal amount of the loans under the Existing Credit Agreement held by such Lender that are to be converted into Term Loans.

         2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make or convert the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

         2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 28 consecutive quarterly installments, commencing on June 30, 2004 and ending on March 4, 2011, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                            Principal Amount
-----------                            ----------------
June 30, 2004                            $   450,000
September 30, 2004                       $   450,000
December 31, 2004                        $   450,000
March 31, 2005                           $   450,000
June 30, 2005                            $   450,000
September 30, 2005                       $   450,000
December 31, 2005                        $   450,000
March 31, 2006                           $   450,000
June 30, 2006                            $   450,000
September 30, 2006                       $   450,000
December 31, 2006                        $   450,000
March 31, 2007                           $   450,000
June 30, 2007                            $   450,000
September 30, 2007                       $   450,000
December 31, 2007                        $   450,000
March 31, 2008                           $   450,000
June 30, 2008                            $   450,000
September 30, 2008                       $   450,000
December 31, 2008                        $   450,000
March 31, 2009                           $   450,000
June 30, 2009                            $   450,000
September 30, 2009                       $   450,000

Installment                            Principal Amount
-----------                            ----------------
December 31, 2009                        $   450,000
March 31, 2010                           $   450,000
June 30, 2010                            $42,300,000
September 30, 2010                       $42,300,000
December 31, 2010                        $42,300,000
March 4, 2011                            $42,300,000

         2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment; provided that no Revolving Credit Loans shall be made if, after giving effect to the making of such Revolving Credit Loans, the Total Revolving Extensions of Credit would exceed the lesser of (A) the Borrowing Base then in effect and (B) the Total Revolving Credit Commitments. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

         2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the

Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

         2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make available a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

         (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

         2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.
(a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

         (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

         (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount").

         (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

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                                                                              39

         2.8 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender or the Swing Line Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

         2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

         2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $500,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount not less than $500,000. Partial prepayments of the Term Loans shall be applied to remaining installments thereof in any order selected by the Borrower. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount not less than $500,000.

         2.12 Mandatory Prepayments . (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.12(d), provided, however, that the foregoing requirements of this paragraph
(a)(ii) shall not apply to any Indebtedness incurred in accordance with Section
7.2 as in effect on the date of this Agreement.

         (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event (or, in the event of damage by casualty, the date the repair or restoration of the relevant Property is completed) then, unless a

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                                                                              41

Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing,
(i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,000,000 in any fiscal year of the Borrower, or $2,000,000 in any fiscal year of the Borrower immediately succeeding a fiscal year of the Borrower as of the last day of which the Consolidated Leverage Ratio is less than or equal to 4.0 to 1.0, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.12(d); and provided further, that notwithstanding the foregoing, such Net Cash Proceeds which are not subject to a Reinvestment Notice shall not be required to be applied toward the prepayment of the Term Loans until the date upon which the aggregate amount of such Net Cash Proceeds received by SuperHoldings, Holdings, the Borrower and their respective Subsidiaries and not previously applied toward the prepayment of the Term Loans shall exceed $1,000,000.

         (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending March 31, 2005, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than three months after the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

         (d) Amounts to be applied in connection with prepayments made pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans. The application of any prepayment pursuant to this Section 2.12 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Partial prepayments of the Term Loans pursuant to this Section 2.12 shall be applied in the order set forth in Section 2.18

         (e) If, at any time the Total Revolving Extensions of Credit exceeds the lesser of (A) the Borrowing Base in effect on such date and (B) the Total Revolving Credit Commitments, the Borrower shall repay the Revolving Credit Loans to the extent of such excess, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

         (f) The Borrower agrees that during each calendar year there shall be a period of at least 30 consecutive days during which there are no Revolving Extensions of Credit outstanding.

         2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin (it being understood that Eurodollar Loans bear interest from and including the first day of each Interest Period to but not including the last day of such Interest Period).

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans under the relevant Facility plus 2%.

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand.

         2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and the manner of performing any required calculation hereunder.

         2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their

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                                                                              44

     affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in Section 2.18(d)). Except as otherwise provided in Section 2.11, as among the Term Loans, prepayments shall be applied 75% ratably to the respective remaining installments thereof and 25% in the direct order to the respective next four installments thereof (or, to the extent that the aggregate principal amount of the next four installments of the Term Loan Facility is less than such 25%, the excess shall be applied ratably to the respective remaining installments thereof). Amounts prepaid on account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

         (d) Notwithstanding anything to the contrary in Section 2.12 or 2.18, so long as any Revolving Credit Loans are outstanding, each Term Loan Lender may, at its option, decline up to 100% of the portion of any mandatory payment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Term Loans (such amounts, the "Term Loan Prepayment Amount"), at any time when Revolving Credit Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Term Loans, on the date specified in
Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is five Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. On the Prepayment Date (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Term Loan Prepayment Amounts, with respect to each Accepting Lender and (ii) the Borrower shall pay to the Administrative Agent an amount equal to 100% of the portion of the Term Loan Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Revolving Credit Loans without a reduction in the Revolving Credit Commitments.

         (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.18(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility (in lieu of interest otherwise provided for hereunder), on demand, from the Borrower.

         (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase, relative to the date hereof, the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce, relative to the date hereof, any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (c) A certificate as to any additional amounts payable pursuant to this
Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender (including United States withholding taxes with respect to amounts payable under this
Section 2.20) under laws in effect at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a) or
(iii) that is imposed as a result of an event occurring after the Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) Each Lender (or Participant) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.20(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(d) that such Non-U.S. Lender is not legally able to deliver.

         (e) If the Administrative Agent or any Lender receives a refund in respect of Non-Excluded Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of the Administrative Agent and each Lender agrees that it will contest such Non-Excluded Taxes, Other Taxes or liabilities if (i) the Borrower furnishes to it an opinion of reputable tax counsel acceptable to the Administrative Agent or such

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                                                                              49

Lender to the effect that such Non-Excluded Taxes or Other Taxes were wrongfully or illegally imposed and (ii) the Administrative Agent or such Lender determines, in sole discretion, that it would not be disadvantaged or prejudiced in any manner whatsoever as a result of such contest.

         2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

         2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

         2.24 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.19 or 2.20, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero or (iii) the Total Revolving Extensions of Credit would exceed the Borrowing Base then in effect. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

         (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

         3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

         4.1 Financial Condition. (a) (i) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December 31, 2003 (including the notes thereto) (the "Holdings Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on December 31, 2003) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) material acquisitions consummated during the last two fiscal years of Holdings. The Holdings Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at December 31, 2003, assuming that the events specified in the preceding sentence had actually occurred on such date, prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"). The unaudited pro forma consolidated statement of operations of Holdings and its Subsidiaries for the nine-month period ended December 31, 2003 (including the notes thereto) (the "Holdings Pro Forma Income

Statement"; collectively with the Holdings Pro Forma Balance Sheet, the "Holdings Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on the first day of such nine-month period) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Holdings Pro Forma Income Statement has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated consolidated financial condition of Holdings and its consolidated Subsidiaries as at December 31, 2003 and the consolidated results of their operations for the nine-month period then ended assuming that the events specified in the preceding sentence had actually occurred on the first day of such nine-month period, prepared in accordance with Regulation S-X under the Securities Act.

         (ii) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2003 (including the notes thereto) (the "Borrower Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on December 31, 2003) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) material acquisitions consummated during the last two fiscal years of the Borrower. The Borrower Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at December 31, 2003, assuming that the events specified in the preceding sentence had actually occurred on such date, prepared in accordance with Regulation S-X under the Securities Act. The unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the nine-month period ended December 31, 2003 (including the notes thereto) (the "Borrower Pro Forma Income Statement"; collectively with the Borrower Pro Forma Balance Sheet, the "Borrower Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on the first day of such nine-month period) to
(i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Borrower Pro Forma Income Statement has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated consolidated financial condition of the Borrower and its consolidated Subsidiaries as at December 31, 2003 and the consolidated results of their operations for the nine-month period then ended assuming that the events specified in the preceding sentence had actually occurred on the first day of such nine-month period, prepared in accordance with Regulation S-X under the Securities Act.

         (b) (i) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at March 31, 2001, March 31, 2002 and March 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended March 31, 2001, March 31, 2002 and March 31, 2003, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December 31, 2003, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). Holdings and its Subsidiaries do not have any material Guarantee Obligations, material contingent liabilities or material liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements (including the notes thereto) referred to in this paragraph
(b)(i). During the period from March 31, 2003 to and including the date hereof, there has been no Disposition by Holdings or any of its Subsidiaries of any material part of its business or Property.

         (ii) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at March 31, 2001, March 31, 2002 and March 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended March 31, 2001, March 31, 2002 and March 31, 2003 reported on by and accompanied by an unqualified report from Deloitte & Touche LLP present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2003, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, material contingent liabilities or material liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements (including the notes thereto) referred to in this paragraph
(b)(ii). During the period from March 31, 2003 to and including the date hereof, there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.

         4.2 No Change. Since December 31, 2003 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

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                                                                              56

         4.3 Corporate Existence; Compliance with Law. Each of SuperHoldings, Holdings, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of SuperHoldings, Holdings or the Borrower, threatened by or against SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. Neither SuperHoldings, Holdings, the Borrower nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of SuperHoldings, Holdings, the Borrower and their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3. Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property in respect of which aggregate annual rent payments in excess of $250,000 are payable, in each case, located in the United States and held by the Borrower or any of its Subsidiaries.

         4.9 Intellectual Property. Each of SuperHoldings, Holdings, the Borrower and each of their respective Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Schedule 4.9 sets forth all of the applications for registration and registered Intellectual Property owned or licensed by each of SuperHoldings, Holdings, the Borrower and each of their respective Subsidiaries on the Closing Date. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does SuperHoldings, Holdings or Borrower know of any valid basis for any such claim. The use of Intellectual Property by SuperHoldings, Holdings, the Borrower and their respective Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10 Taxes. Each of SuperHoldings, Holdings, the Borrower and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of SuperHoldings, Holdings, the Borrower or their respective Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11 Federal Regulations. No part of the proceeds of any Loans or Letters of Credit will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

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                                                                              58

         4.12 Labor Matters. There are no strikes or other labor disputes against SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of SuperHoldings, Holdings, the Borrower and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of SuperHoldings, Holdings, the Borrower or the relevant Subsidiary.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of SuperHoldings at the date hereof.

         4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance the Transactions and to pay related fees and expenses; and any remaining proceeds of the Term Loans shall be used to finance the general capital needs and general corporate purposes of the Borrower. The proceeds of the Revolving Extensions of Credit shall be used to finance the general capital needs and general corporate purposes of the Borrower.

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                                                                              59

         4.17 Environmental Matters. (a) The facilities and properties owned, leased or operated by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or impair the fair saleable value thereof in an amount equaling or exceeding a Material Environmental Amount. As of the Closing Date, neither SuperHoldings, Holdings, the Borrower nor any of their respective Subsidiaries has assumed any liability of any other Person under Environmental Laws.

         (c) Neither SuperHoldings, Holdings, the Borrower nor any of their respective Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does SuperHoldings, Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of SuperHoldings, Holdings and the Borrower, threatened, under any Environmental Law to which SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement in which a security interest may be perfected by filing a financing statement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

         (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the amendments to the Mortgages referred to in Section 5.1(a) are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

         4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Guarantor under and as defined in the Senior Subordinated Note Indenture.

         4.22 Regulation H. As of the Closing Date, no Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968. If, after the Closing Date, any Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, then flood insurance made available under the National Flood Insurance Act of 1968 has been obtained, if such insurance is available.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent (except that the conditions set forth in clauses (a)(iii) and (p) below may be satisfied at any time within 30 days following the Closing Date):

         (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of SuperHoldings, Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of SuperHoldings, Holdings, the Borrower and each Subsidiary Guarantor and
     (iii) an amendment (or an amendment and restatement), in form and substance satisfactory to the Administrative Agent, to each Mortgage existing on the Closing Date, executed and delivered by a duly authorized officer of each party thereto.

         (b) Transactions. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                  (i) the transactions required to be consummated on or prior to the Closing Date pursuant to the Merger Agreement shall have been consummated;

                  (ii) the Borrower shall have received at least $175,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes;

                  (iii) Holdings shall have received at least $50,000,000 in gross cash proceeds from the issuance of the Holdings Discount Notes; and

                  (iv) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Transactions and the financing thereof shall not exceed $25,000,000.

         (c) Ratable Holdings. The Lenders and the lenders under the Existing Credit Agreement shall have made such payments among themselves as directed by the Administrative Agent with the result that on the Closing Date the Revolving Credit Commitments are held ratably by the Revolving Credit Lenders and the Term Loans are held ratably by the Term Loan Lenders.

         (d) Pro Forma Financial Statements; Financial Statements. The Lenders shall have received (i) the Pro Forma Financial Statements, (ii) audited consolidated financial statements of each of Holdings and the Borrower referred to in the first sentence of each of subsections 4.1(b)(i) and 4.1(b)(ii) and (iii) unaudited interim consolidated financial statements of each of Holdings and the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph and, in the case of quarterly financial statements, such quarterly period ending at least 45 days prior to the Closing Date, and, in the case of monthly financial statements, such month ending at least 30 days prior to the Closing Date, and such financial statements shall be reasonably satisfactory to the Administrative Agent.

         (e) Approvals. All material governmental and third party approvals (including landlords' and other consents) necessary in connection with the Transactions, the continuing operations of SuperHoldings, Holdings, the Borrower and their respective Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby.

         (f) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

         (g) Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

         (h) Projections. The Lenders shall have received satisfactory projections for fiscal years 2004 - 2011.

         (i) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency opinion from an independent valuation firm satisfactory to the Administrative Agent which shall document the solvency of each of the Borrower and its subsidiaries and Holdings and its subsidiaries after giving effect to the Transactions.

         (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions of organization of the Loan Parties, and such search shall reveal no liens on any of the assets of SuperHoldings, Holdings or its Subsidiaries except for liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date in a manner satisfactory to the Administrative Agent.

         (k) Consolidated EBITDA. The Administrative Agent and the Syndication Agent shall have received satisfactory evidence that the Consolidated EBITDA of the Borrower for the twelve-month period ended on January 31, 2004 is equal to or greater than $58,000,000; provided that, the calculation of Consolidated EBITDA for purposes of this Section 5.1(k) shall include on a pro forma basis the Consolidated EBITDA of any Person or bookstore location acquired or disposed of by Holdings or its Subsidiaries during such period, including the effect of identified business synergies, for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period).

         (l) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

         (m) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Bingham McCutchen LLP, counsel to SuperHoldings, Holdings and the Borrower, substantially in the form of Exhibit F; and

                  (ii) the legal opinion of local counsel in Kansas.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (n) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

         (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security

     Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

         (p) Title Insurance; Flood Insurance. (i) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies or such other form of loan policy as is authorized in the state in which the Mortgaged Property is located); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (ii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) for each Mortgaged Property which is located in a designated flood zone, a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties.

         (q) Insurance. The Administrative Agent shall be satisfied with the insurance program to be maintained by Holdings and its Subsidiaries and shall have received satisfactory insurance certificates with respect thereto.

         5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without

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                                                                              65

limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         SuperHoldings, Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of SuperHoldings, Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

         6.1 Financial Statements. Furnish to the Administrative Agent and each
Lender:

         (a) (i) within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

         (ii) within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

         (b) (i) not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

         (ii) not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender, or, in the case of clause (h), to the relevant Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by SuperHoldings, Holdings, the Borrower and their respective Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a listing of any applications for registration and registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

         (c) (i) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Holdings Projections"), which Holdings Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Holdings Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Holdings Projections are incorrect or misleading in any material respect; and

         (ii) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Borrower Projections"), which Borrower Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Borrower Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Borrower Projections are incorrect or misleading in any material respect;

         (d) (i) within 45 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Holdings Projections covering such periods and to the comparable periods of the previous year; and

         (ii) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Borrower Projections covering such periods and to the comparable periods of the previous year;

         (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Holdings Discount Notes Indenture, the Existing Senior Subordinated Note Indenture or the Existing Holdings Discount Debentures Indenture;

         (f) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (g) no later than 12 Business Days following each fiscal month of the Borrower, a completed Borrowing Base Certificate setting forth the Borrowing Base as of the close of business on the last day of such fiscal month, or, so long as the Total Revolving Extensions of Credit exceed $25,000,000, no later than 3 Business Days following each week, a completed Borrowing Base Certificate setting forth the Borrowing Base as of the close of business on the last day of such week, and at any other time requested by the Administrative Agent when the Administrative Agent reasonably believes that the most recently delivered Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than 5 Business Days after such request, a completed Borrowing Base Certificate setting forth the Borrowing Base as of the date so requested, and at any additional time at the option of the Borrower, a completed Borrowing Base Certificate setting forth the Borrowing Base as of the date so selected by the Borrower, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and

         (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of SuperHoldings, Holdings, the Borrower or their respective Subsidiaries, as the case may be.

         6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

         6.6 Inspection of Property; Books and Records; Discussions. (a) (i) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of any Lender upon reasonable prior written notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during the Borrower's normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and their respective Subsidiaries with officers and employees of Holdings, the Borrower and such Subsidiaries and with their independent certified public accountants.

         (b) The Borrower will permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and other financial information and properties of the Borrower as the Administrative Agent may require, as often as reasonably requested by the Administrative Agent and with the consent of the Borrower, such consent not to be unreasonably withheld; provided, however, that the Administrative Agent shall not be entitled to conduct such evaluations and appraisals more frequently than once per year unless (x) an Event of Default has occurred and is continuing or
(y) the Administrative Agent reasonably determines in consultation with the Borrower that a material event or material change has occurred with respect to the Loan Parties, their inventory practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrower will permit the Administrative Agent to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested, in each case so long as any Revolving Credit Loans or Letters of Credit shall be outstanding or shall have been requested by the Borrower hereunder. The Borrower shall pay all fees, including internally allocated fees and expenses of employees of the Administrative Agent, and expenses as to which invoices have been furnished of any such representatives retained by the Administrative Agent to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the parameters for including Eligible Inventory and Eligible Accounts Receivable in the Borrowing Base as the Administrative Agent shall reasonably require based upon the results of such evaluation and appraisal, provided that the Administrative Agent shall specify to the Borrower in writing the reasons for any such additional adjustments.

         (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrower agrees to maintain additional reserves (for purposes of computing the Borrowing
Base) in respect of the components of the Borrowing Base and make other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) to the computation of the Borrowing Base, in each case, as reasonably requested by the Administrative Agent and with the consent of the Borrower, which consent shall not be unreasonably withheld, to provide for such modification.

         6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect;

         (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the failure to make any rental payment when due and payable with respect to any property leased by the Borrower or any of its Domestic Subsidiaries at which Inventory of the Borrower or any of its Domestic Subsidiaries is located; and

         (g) any sale or other disposition by the Primary Investors of any Capital Stock having ordinary voting power in the election of directors of SuperHoldings or Holdings.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action SuperHoldings, Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         6.9 Interest Rate Protection. In the case of the Borrower, within 90 days after the Closing Date, enter into Interest Rate Protection Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the non-revolving long-term Indebtedness of Holdings and its Subsidiaries is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Interest Rate Protection Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (b) With respect to any interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) by SuperHoldings, Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral

Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of SuperHoldings, Holdings, the Borrower or such Subsidiary, as the case may be,
(iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (subject to any existing liens on such Collateral securing Indebtedness existing at the time such new Subsidiary is created or acquired, so long as such Indebtedness was not incurred in anticipation of such creation or acquisition and such Lien is not spread to encumber additional property of such Subsidiary), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of SuperHoldings, Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                         SECTION 7. NEGATIVE COVENANTS

         SuperHoldings, Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of SuperHoldings, Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 Financial Covenants.

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on the dates set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                   Consolidated
Fiscal Quarter                    Leverage Ratio
--------------                    --------------
June 30, 2004                       6.60 to 1.0
September 30, 2004                  6.60 to 1.0
December 31, 2004                   6.60 to 1.0
March 31, 2005                      6.50 to 1.0
June 30, 2005                       6.50 to 1.0
September 30, 2005                  6.25 to 1.0
December 31, 2005                   6.25 to 1.0
March 31, 2006                      6.00 to 1.0
June 30, 2006                       6.00 to 1.0
September 30, 2006                  5.65 to 1.0
December 31, 2006                   5.65 to 1.0
March 31, 2007                      5.25 to 1.0
June 30, 2007                       5.25 to 1.0
September 30, 2007                  4.85 to 1.0
December 31, 2007                   4.85 to 1.0
March 31, 2008                      4.50 to 1.0
June 30, 2008                       4.50 to 1.0
September 30, 2008                  4.25 to 1.0
December 31, 2008                   4.25 to 1.0
March 31, 2009                      4.00 to 1.0
June 30, 2009                       4.00 to 1.0
September 30, 2009                  3.75 to 1.0
December 31, 2009                   3.75 to 1.0
Thereafter                          3.50 to 1.0

         (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on the dates set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                           Consolidated Interest
Fiscal Quarter                                Coverage Ratio
--------------                             --------------------
June 30, 2004                                  2.00 to 1.0
September 30, 2004                             2.00 to 1.0
December 31, 2004                              2.00 to 1.0
March 31, 2005                                 2.25 to 1.0
June 30, 2005                                  2.25 to 1.0
September 30, 2005                             2.25 to 1.0

                                           Consolidated Interest
Fiscal Quarter                                Coverage Ratio
--------------                             --------------------
December 31, 2005                              2.25 to 1.0
March 31, 2006                                 2.50 to 1.0
June 30, 2006                                  2.50 to 1.0
September 30, 2006                             2.50 to 1.0
December 31, 2006                              2.50 to 1.0
March 31, 2007                                 2.50 to 1.0
June 30, 2007                                  2.50 to 1.0
September 30, 2007                             2.50 to 1.0
December 31, 2007                              2.50 to 1.0
March 31, 2008                                 2.50 to 1.0
June 30, 2008                                  2.50 to 1.0
September 30, 2008                             2.50 to 1.0
December 31, 2008                              2.50 to 1.0
March 31, 2009                                 2.50 to 1.0
June 30, 2009                                  2.75 to 1.0
September 30,2009                              2.75 to 1.0
December 31, 2009                              2.75 to 1.0
Thereafter                                     3.00 to 1.0

; provided, that for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarters of the Borrower ending June 30, 2004, September 30, 2004 and December 31, 2004, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, all fiscal quarters commencing after March 31, 2004) multiplied by 4, 2 and 4/3, respectively.

         (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on the dates set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                               Consolidated Fixed Charge
Fiscal Quarter                                       Coverage Ratio
--------------                                 -------------------------
June 30, 2004                                         1.15 to 1.0
September 30, 2004                                    1.15 to 1.0
December 31, 2004                                     1.15 to 1.0
March 31, 2005                                        1.15 to 1.0
June 30, 2005                                         1.15 to 1.0
September 30, 2005                                    1.20 to 1.0
December 31, 2005                                     1.20 to 1.0
March 31, 2006                                        1.20 to 1.0
June 30, 2006                                         1.20 to 1.0
September 30, 2006                                    1.25 to 1.0

                                               Consolidated Fixed Charge
Fiscal Quarter                                       Coverage Ratio
--------------                                 -------------------------
December 31, 2006                                     1.25 to 1.0
March 31, 2007                                        1.25 to 1.0
June 30, 2007                                         1.25 to 1.0
September 30, 2007                                    1.25 to 1.0
December 31, 2007                                     1.25 to 1.0
March 31, 2008                                        1.25 to 1.0
June 30, 2008                                         1.25 to 1.0
September 30, 2008                                    1.25 to 1.0
December 31, 2008                                     1.25 to 1.0
March 31, 2009                                        1.25 to 1.0
June 30, 2009                                         1.25 to 1.0
September 30, 2009                                    1.25 to 1.0
December 31, 2009                                     1.25 to 1.0
Thereafter                                            1.25 to 1.0

; provided, that for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the fiscal quarters of the Borrower ending June 30, 2004, September 30, 2004 and December 31, 2004, Consolidated Interest Expense and scheduled payments on account of principal of Indebtedness of the Borrower and its Subsidiaries for the relevant period shall be deemed to equal Consolidated Interest Expense and scheduled payments on account of principal of Indebtedness of the Borrower and its Subsidiaries for such fiscal quarter (and, in the case of the latter two such determinations, all fiscal quarters commencing after March 31, 2004) multiplied by 4, 2 and 4/3, respectively.

         7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

         (c) Indebtedness secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

         (d) Capital Lease Obligations in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

         (e) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

         (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

         (g) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $175,000,000, (ii) any refinancing thereof with an issuance of debt securities of Holdings or the Borrower, provided that such securities (excluding the interest rate) are (x) taken as a whole, at least as favorable to Holdings, the Borrower and the Lenders as the Senior Subordinated Notes and (y) at least as subordinated to payment of the Obligations as the Senior Subordinated Notes and (iii) Guarantee Obligations of Holdings and of any Subsidiary Guarantor in respect of such Indebtedness of the Borrower; provided that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Loan Documents to the same extent as are the obligations of the Borrower in respect of the Senior Subordinated Notes or, if applicable, such refinancing securities;

         (h) (i) Indebtedness of Holdings in respect of the Holdings Discount Notes in an aggregate principal amount not to exceed $77,000,000, (ii) any refinancing thereof with (x) the proceeds of a substantially concurrent issuance of new common equity by Holdings or (y) an issuance of debt securities of the Borrower or Holdings, provided that such securities (excluding the interest rate) are (A) taken as a whole, at least as favorable to Holdings, the Borrower and the Lenders as the Holdings Discount Notes and (B) at least as subordinated to payment of the Obligations as the Holdings Discount Notes (in the case of a refinancing with an issuance of debt securities by Holdings) or the Senior Subordinated Notes (in the case of a refinancing with an issuance of debt securities by the Borrower), as applicable and (iii) Guarantee Obligations of Holdings and of any Subsidiary Guarantor in respect of such Indebtedness of the Borrower in the case of a refinancing with an issuance of debt securities of the Borrower; provided that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Loan Documents to the same extent as are the obligations of the Borrower in respect of the Senior Subordinated Notes or, if applicable, any refinancing securities permitted by Section 7.2(g)(ii);

         (i) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount at any one time outstanding for the Borrower and all Subsidiaries) not to exceed $15,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to clauses (c) and (d) above and (l) below at such time;

         (j) Indebtedness of the Borrower in respect of Interest Rate Protection Agreements;

         (k) (i) Indebtedness of the Borrower in respect of up to $22,000,000 of Existing Senior Subordinated Notes and subordinated Guarantee Obligation of any Subsidiary Guarantor in respect thereof; and (ii) Indebtedness of Holdings in respect of up to $15,500,000 of Existing Holdings Discount Debentures; and

         (l) Indebtedness consisting of the obligations of SuperHoldings or Holdings to pay the deferred portion of the purchase price of common stock or common stock options of Holdings or SuperHoldings from former officers or employees of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries upon the termination of employment of such officer or employee in connection with purchases permitted by

     Section 7.6(d); provided that (i) interest thereon shall be a per annum market rate and shall not be payable more frequently than quarterly, (ii) except as permitted by Section 7.6(d), no principal or interest shall be paid with respect to each such obligation other than in-kind and (iii) each such obligation (x) is subordinated to the Obligations of the relevant Loan Party under the Loan Documents on terms satisfactory to the Administrative Agent, (y) has a maturity that extends beyond September 15, 2011 (it being understood that a portion of such obligations may have a shorter maturity date as long as the payments that will become due with respect to such obligations shall not exceed the amount permitted to be paid in cash pursuant to Section 7.6(d)(ii)) and (z) is evidenced by a promissory note having terms satisfactory to the Administrative Agent; provided further that any Indebtedness incurred pursuant to this Section 7.2(l) shall reduce the amount of Indebtedness permitted by Sections 7.2(i).

Notwithstanding the foregoing, no Subsidiary of Holdings will create, incur, assume or suffer to exist any Guarantee Obligation in respect of any Indebtedness of Holdings.

         7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

         (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

         (h) Liens created pursuant to the Security Documents;

         (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

         (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $1,000,000 at any one time;

         (k) any covenants, easements, restrictions, encumbrances and exceptions contained in any mortgagee's title insurance policy delivered in connection with the Existing Credit Agreement or referred to in Section 5.1(o)(i);

         (l) any existing leases or subleases of all or any portion of a Mortgaged Property and any renewals and extensions thereof, any leases or subleases entered into upon the expiration or termination of any such lease or sublease, and any leases or subleases hereafter entered into of all or any portion of a Mortgaged Property not required by the Borrower for the operation of its business; and

         (m) Liens, if any, consisting of amounts escrowed to redeem the Existing Senior Subordinated Notes or Existing Holdings Discount Debentures.

         7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

         (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

         (c) Holdings may consummate the Merger; and

         (d) SuperHoldings may merge with and into Holdings, with Holdings as the surviving corporation; provided that the first priority security interest in the Capital Stock of the Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders is maintained.

         7.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business;

         (c) Dispositions permitted by Section 7.4(b);

         (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or the sale or issuance of the Borrower's Capital Stock to Holdings, in each case, so long as such Capital Stock is pledged to the Administrative Agent for the benefit of the Lenders to the extent required by the Guarantee and Collateral Agreement; and

         (e) the sale of other assets at fair market value provided that (i) such assets have a fair market value not to exceed $2,000,000 for any fiscal year of the Borrower and not exceeding $5,000,000 in the aggregate from the Closing Date and (ii) the consideration received by Holdings, the Borrower and their respective Subsidiaries for each such sale of assets shall not be less than 75% cash, provided, that the requirements of Section 2.12(d) are complied with in connection therewith.

         7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any of their respective Subsidiaries (collectively, "Restricted Payments"), except that:

         (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor (and if such Subsidiary is not a Wholly Owned Subsidiary of the Borrower, to its other holders of Capital Stock on a pro rata basis, provided that any such Restricted Payment to such other holders of Capital Stock be attributable only to cash flows of such Subsidiary);

         (b) so long as no Default or Event of Default shall have occurred and be continuing after giving effect to the payment of any such dividend or investment, the Borrower may pay dividends to Holdings or make investments in Holdings to permit Holdings to pay scheduled cash interest payments on the Holdings Discount Notes or any refinancing thereof permitted by Section 7.2(h)(ii) and, if still outstanding, on the Existing Holdings Discount Debentures) or to permit Holdings to make any payments permitted by Section 7.9(a)(ii) in an amount not to exceed the amount of interest required to be paid in cash by the terms of the Holdings Discount Notes Indenture or any refinancing thereof permitted by Section 7.2(h)(ii) or the amount of such payment made pursuant to Section 7.9(a)(ii), as applicable;

         (c) the Borrower may pay dividends to Holdings or make investments in Holdings to permit Holdings, and Holdings may pay dividends to SuperHoldings or make investments in SuperHoldings to permit SuperHoldings, to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $250,000 in any fiscal year and (ii) pay any taxes which are due and payable by SuperHoldings, Holdings and the Borrower as part of a consolidated group;

         (d) so long as no Default or Event of Default shall have occurred and be continuing, (i) the Borrower may pay dividends to Holdings or make investments in Holdings (and, if applicable, Holdings may use such proceeds to pay dividends to SuperHoldings or make investments in SuperHoldings) to permit Holdings to purchase Holdings' common stock (or, if applicable, to permit SuperHoldings to purchase SuperHolding's common stock) or common stock options from present or former officers or employees, or the estate, heirs or legatees of such former officers or employees, of Holdings, the Borrower or any of their respective Subsidiaries upon the death, disability or termination of employment of such officer or employee, and (ii) SuperHoldings and Holdings may pay principal and interest on the Indebtedness permitted by Section 7.2(l), and the Borrower may pay dividends to Holdings or make investments in Holdings (and, if applicable, Holdings may use such proceeds to pay dividends to SuperHoldings or make investments in SuperHoldings) to permit Holdings to (or, if applicable, to permit SuperHoldings to) pay principal and interest on the Indebtedness permitted by Section 7.2(l), provided, that the aggregate amount of payments under this paragraph (d) after the Closing Date shall not exceed $1,000,000 per annum and $2,000,000 in the aggregate, net of any cash proceeds received by Holdings (or, if applicable, SuperHoldings) and contributed to the Borrower in connection with resales of any common stock or common stock options so purchased;

         (e) SuperHoldings, Holdings, the Borrower or any Subsidiary of the foregoing may make any Restricted Payment required to be made on or prior to the Closing Date pursuant to the Merger Agreement; and

         (f) SuperHoldings or Holdings may make any Restricted Payment permitted by Section 7.2(l).

         7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except:

         (a) in any fiscal year, Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding the amount set forth below opposite such fiscal year:

Fiscal Year               Capital Expenditures
-----------               --------------------
   2004                        $6,500,000
   2005                         8,500,000
   2006                         8,500,000
   2007                         9,500,000
   2008                        11,000,000
   2009                        13,000,000
   2010                        14,000,000
   2011                        16,000,000

     ; provided, that (i) 100% of any such amount not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above;

         (b) in addition to the amounts permitted by clause (a) above, Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding an aggregate of $2,000,000 in the aggregate from the Closing Date; and

         (c) Capital Expenditures permitted pursuant to Section 7.8.

         7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) Guarantee Obligations permitted by Section 7.2;

         (d) loans and advances to employees of Holdings, the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

         (e) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

         (f) investments by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor; and

         (g) acquisitions by the Borrower or any of its Subsidiaries of the Capital Stock of, or assets of, entities engaged in similar lines of business as the Borrower and its Subsidiaries on the Closing Date, provided that (i) the aggregate purchase price for all such acquisitions occurring after the Closing Date shall not exceed $65,000,000, (ii) the aggregate purchase price for all such acquisitions shall not exceed $15,000,000 in any fiscal year of the Borrower, (iii) no Default or Event of Default shall have occurred or be continuing after giving effect to any such acquisition,
     (iv) no Indebtedness shall be assumed by the Borrower or any of its Subsidiaries in connection with any such acquisition except to the extent otherwise permitted pursuant to this Agreement and (v) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.1 after giving effect to any such acquisition;

         (h) investments existing on the Closing Date and listed on Schedule
     7.8;

         (i) investments and advances made by the Borrower in Holdings to the extent permitted by Section 7.6(b), (c) or (d); and

         (j) other investments in an aggregate amount not to exceed $5 million at any one time outstanding.

         7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any payment, prepayment, repurchase, redemption or defeasance of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes, the Holdings Discount Notes, the Existing Senior Subordinated Notes or the Existing Holding Discount Debentures (other than scheduled interest payments required to be made in cash), except (i) in connection with the issuance of any refinancing Indebtedness permitted by
Section 7.2(g)(ii) or Section 7.2(h)(ii) or from the proceeds of a substantially concurrent issuance of new common equity of Holdings and (ii) so long as (A) no proceeds of Revolving Extensions of Credit are used to make such payment, prepayment, repurchase, redemption, defeasance or segregation of funds, except in aggregate amount not to exceed the portion of the Optional Payment Amount which has been applied to the prepayment of Revolving Credit Loans pursuant to
Section 2.18(d) and (B) after giving pro forma effect to such payment, prepayment, repurchase, redemption, defeasance or segregation of funds, (I) the Consolidated Senior Leverage Ratio of the Borrower is less than 2.00 to 1, (II) the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.1 and (III) no Default or Event of Default shall have occurred and be continuing, in an aggregate amount since the Closing Date for the Senior Subordinated Notes, the Holdings Discount Debentures and any refinancing Indebtedness permitted by Section 7.2(g)(ii) and Section 7.2(h)(ii) not in excess of the Optional Payment Amount;

         (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Holdings Discount Notes, the Existing Senior Subordinated Notes or the Existing Holdings Discount Debentures or any refinancing Indebtedness permitted by Section 7.2(g)(ii) or Section 7.2(h)(ii) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and
(ii) does not involve the payment of a consent fee);

         (c) designate any Indebtedness other than the Obligations as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated
Note Indenture or any refinancing Indebtedness permitted by Section 7.2(g)(ii) or Section 7.2(h)(ii) or the Existing Senior Subordinated Note Indenture; or

         (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

         Notwithstanding anything to the contrary contained in this Agreement, prior to June 30, 2004, (i) the Borrower may optionally redeem the Existing Senior Subordinated Notes in accordance with the terms thereof and (ii) Holdings may optionally redeem the Existing Holdings Discount Debentures in accordance with the terms thereof, and in each case, make all required payments to the holders thereof in accordance with such redemption.

         7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and
(c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that Holdings and its Subsidiaries may consummate the transactions required to be consummated on the Closing Date pursuant to the Merger Agreement.

         7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries of real or personal property owned by Holdings, the Borrower or any of their respective Subsidiaries on the Closing Date which has been or is to be sold or transferred by SuperHoldings, Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of SuperHoldings, Holdings, the Borrower or such Subsidiary. Notwithstanding the foregoing, the Borrower or any its Subsidiaries may enter into any such arrangement described in the immediately preceding sentence with respect to any property acquired by the Borrower or such Subsidiary after the Closing Date to the extent otherwise permitted pursuant to this Agreement, provided that such arrangement is entered into within 90 days after such property is acquired by the Borrower or such Subsidiary.

         7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than March 31 or change the Borrower's method of determining fiscal quarters.

         7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Holdings Discount Notes Indenture and the Senior Subordinated Note Indenture or any refinancing thereof permitted by Section 7.2(g) or Section 7.2(h) and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, the Holdings Discount Notes Indenture or the Senior Subordinated Note Indenture or any refinancing thereof permitted by Section 7.2(g) or Section 7.2(h) and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related, ancillary or complementary thereto.

         7.16 Merger Agreement. Amend, modify, waive or supplement the Merger Agreement in a manner which is materially adverse to the Lenders without the consent of the Administrative Agent.

         7.17 Limitation on Activities of Holdings and SuperHoldings. (a) In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower,
(ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to the Loan Documents to which it is a party, (C) obligations with respect to its Capital Stock and (D) the Holdings Discount Notes or any refinancing thereof permitted by Section 7.2(h)(ii) or the Existing Holdings Discount Debentures, (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received from the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower or (iv) own the Capital Stock of any Subsidiary (other than the

Borrower and its Subsidiaries). Notwithstanding the foregoing, Holdings may refinance the Holdings Discount Notes to the extent permitted by Sections 7.2 and 7.9.

         (b) In the case of SuperHoldings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Holdings, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to the Loan Documents to which it is a party and (C) obligations with respect to its Capital Stock and (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received from Holdings in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of Holdings or (iv) own the Capital Stock of any Subsidiary (other than Holdings and its Subsidiaries).

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7; or

         (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

         (e) SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

         (f) (i) SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries shall commence any case, proceeding or other action
     (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (iii) there shall be commenced against SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
     (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against SuperHoldings, Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than the Primary Investors (A) shall have acquired beneficial ownership of a greater percentage of SuperHoldings' voting common stock than is then held by the Primary Investors or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's, Holding's or SuperHoldings's directors (for purposes of this clause (i), and clause (ii)(B) below, any shares of voting stock that are required to be voted for a nominee of any Primary Investor shall be deemed to be held by such Primary Investor for purposes of determining the voting power held by any Person); or (ii) (A) the board of directors of the Borrower, Holdings or SuperHoldings shall not consist of a majority of Continuing Directors; as used in this paragraph "Continuing Directors" shall mean the directors the Borrower, Holdings or SuperHoldings, as the case may be, on the Closing Date and each other director, if such other director's nomination for election to the board of directors of the Borrower, Holdings or SuperHoldings is recommended by a majority of the then Continuing Directors or (B) the Primary Investors shall cease to be able to elect a majority of the board of directors of (x) SuperHoldings, (y) through SuperHoldings, Holdings, or (z) through Holdings, the Borrower; or (iii) the Primary Investors shall cease to own legally and beneficially at least 51% of each outstanding class of Capital Stock having ordinary voting power in the election of directors of SuperHoldings; or (iv) prior to the merger contemplated by Section 7.4(d), SuperHoldings shall cease to own legally and beneficially 90% of each class of Capital Stock of Holdings, free of Liens (other than Liens created by the Security Documents); or (v) Holdings shall cease to own legally and beneficially 100% of each class of Capital Stock of the Borrower, free of Liens (other than Liens created by the Security Documents); or (vi) a "change of control" as defined in the Senior Subordinated Note Indenture or the Holdings Discount Notes Indenture shall occur; or

         (k) The Senior Subordinated Notes, any refinancing thereof pursuant to
     Section 7.2(g)(ii) or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantors under the Loan Documents, as the case may be, as provided in the Senior Subordinated Note Indenture or any other applicable documentation, or any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, Holdings or SuperHoldings, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by SuperHoldings, Holdings and the Borrower.

                             SECTION 9. THE AGENTS

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan

Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the

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                                                                              92

Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with
Section 10.1.

         9.11 Co-Documentation Agents and Syndication Agent. Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, extend the duration of any Interest Period beyond six months, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or, while SuperHoldings remains in existence, SuperHoldings or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; (vii) amend, modify or waive any provision of
Section 2.6 or 2.7 or increase or decrease the amount of Swing Line Commitment without the written consent of the Swing Line Lender; (viii) amend or modify the definition of "Borrowing Base", "Eligible Accounts Receivable", "Eligible Inventory" or "Over Advance Amount", in each case without the consent of the Majority Revolving Credit Lenders, or (ix) amend, modify or waive any provision of Sections 2.18(a), (b), (c) or (d) without the written consent of each Lender adversely affected thereby or, with respect to Sections 2.18(e), (f) or (g) without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received by a responsible officer of the addressee, addressed as follows in the case of SuperHoldings, Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

            SuperHoldings and              NBC Acquisition Corp.
               Holdings:                   4700 South 19th Street
                                           Lincoln, Nebraska 68501
                                           Attention:  Chief Financial Officer
                                           Facsimile:  402-421-0507

            The Borrower:                  Nebraska Book Company, Inc.
                                           4700 South 19th Street
                                           Lincoln, Nebraska 68501
                                           Attention:  Chief Financial Officer
                                           Facsimile:  402-421-0507

            The Administrative Agent:      JPMorgan Chase Bank
                                           Bank Loans and Agency Services
                                           1111 Fannin Street, 10th Floor
                                           Houston, TX 77002
                                           Attention:  Shaji Easo
                                           Facsimile:  713-750-2599

                          with a copy to:  JPMorgan Chase Bank
                                           270 Park Avenue
                                           New York, New York 10017
                                           Attention:  Neil Boylan
                                           Facsimile:  212-270-6637

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless

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                                                                              94

otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent (with such counsel to include no more than one local counsel in each applicable jurisdiction so long as such counsel are engaged with the Borrower's prior written consent), (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of one counsel (and the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of their respective Subsidiaries or any of the Properties and the reasonable fees, disbursements and other charges of one counsel (and the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the

Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities (i) to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or (ii) arising from a lawsuit or administrative proceeding against such indemnitee if the Borrower was not given notice of such lawsuit or administrative proceeding and an opportunity to participate in the defense thereof at its own expense. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably delayed or withheld) of:

             (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

             (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

         (ii) Assignments shall be subject to the following additional conditions:

             (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Term Facility, $1,000,000) unless each of the Borrower and the

     Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under
     Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each prospective Lender and its Affiliates or Approved Funds, if any;

             (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (treating multiple or simultaneous assignments by or to two or more Approved Funds or two or more funds that are engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business that are managed by the same investment advisor or Affiliated advisors as a single assignment); and

             (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

         For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided that, for purposes of proviso (2) of clause (b)(ii)(A) above, in connection with an assignment to a prospective Lender not previously a Lender, the term "Lender" as it is used in clauses (a),
(b) and (c) of this paragraph shall mean such prospective Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

         (i) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.20 unless such Participant complies with
Section 2.20(d).

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

         (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

         (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to SuperHoldings, Holdings or the Borrower, any such notice being expressly waived by SuperHoldings, Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by SuperHoldings, Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any branch or agency thereof to or for the credit or the account of SuperHoldings, Holdings or the Borrower. Each Lender agrees promptly to notify SuperHoldings, Holdings, the Borrower and the Administrative Agent after any such setoff and application made by such

Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Loan Documents represent the agreement of SuperHoldings, Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 Submission To Jurisdiction; Waivers. Each of SuperHoldings, Holdings and the Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to SuperHoldings, Holdings or the Borrower, as the case may be at its address set forth in
     Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

         10.13 Acknowledgements. Each of SuperHoldings, Holdings and the Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to SuperHoldings, Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and SuperHoldings, Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among SuperHoldings, Holdings, the Borrower and the Lenders.

         10.14 WAIVERS OF JURY TRIAL. SUPERHOLDINGS, HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.15 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other

Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

         10.16 Effect of Amendment and Restatement of the Existing Credit Agreement. (a) This Agreement shall be deemed to be an amendment to and restatement of the Existing Credit Agreement and the Existing Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. All extensions of credit under the Existing Credit Agreement on the Closing Date shall remain outstanding following the Closing Date and shall be continued under this Agreement, as amended in the manner set forth herein. All references to the Existing Credit Agreement in any other agreement or document shall, on and after the Closing Date, be deemed to refer to the Existing Credit Agreement as amended and restated hereby. The Borrower agrees, acknowledges and affirms that (i) each of the Security Documents to which it is a party shall remain in full force and effect and shall constitute security for all extensions of credit pursuant to the Existing Credit Agreement as amended and restated hereby and (ii) any reference to the Existing Credit Agreement appearing in any such Security Document shall on and after the Closing Date be deemed to refer to the Existing Credit Agreement as amended and restated hereby.

         (b) On the Closing Date, each Exiting Lender shall cease to be a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   NBC HOLDINGS CORP.

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   NBC ACQUISITION CORP.

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   NEBRASKA BOOK COMPANY, INC.

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   JPMORGAN CHASE BANK,
                                    as Administrative Agent and as a Lender

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   CITBANK, N.A., as a Lender

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   FLEET NATIONAL BANK, as Co-Documentation
                                   Agent and as a Lender

                                   By:  ______________________________
                                   Name:
                                   Title:

                                   WELLS FARGO BANK, N.A., as Co-Documentation
                                   Agent and as a Lender

                                   By:  ______________________________
                                   Name:
                                   Title:

                                                                         ANNEX A

          PRICING GRID FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS

  Consolidated
    Leverage                         Applicable Margin for      Applicable Margin
      Ratio                             Eurodollar Loans       for Base Rate Loans
-----------------                    ---------------------     -------------------
     > 4.0 to 1.0                           2.75%                     1.75%

< or = 4.0 to 1.0 but                       2.50%                     1.50%
     > 3.5 to 1.0

< or = 3.5 to 1.0 but                       2.25%                     1.25%
     > 3.0 to 1.0

< or = 3.0 to 1.0                           2.00%                     1.00%

Changes in the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.0 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

                             COMMITMENTS IN DOLLARS

            NAME OF LENDER                                REVOLVING CREDIT                       TERM LOAN B
--------------------------------------------------------------------------------------------------------------
         JPMorgan Chase Bank                               $18,000,000.00                      $163,000,000.00
     Citicorp North America, Inc.                           15,000,000.00                                    0
        Wells Fargo Bank, N.A.                               7,500,000.00                         7,500,000.00
         Fleet National Bank                                 5,000,000.00                                    0
 General Electric Capital Corporation                        4,500,000.00                                    0
Eaton Vance Senior Floating-Rate Trust                                  0                         2,000,000.00
             Grayson & Co                                               0                         2,000,000.00
           KZH Soleil-2 LLC                                                                       1,250,000.00
         Avery Point CLO, Ltd                                           0                         1,000,000.00
        Senior Debt Portfolio                                           0                         1,000,000.00
            KZH Soleil LLC                                                                          750,000.00
      Castle Hill I - Ingots Ltd                                        0                           300,000.00
     Castle Hill II - Ignots, Ltd                                       0                           300,000.00
     Great Point CLO 1999-1 Ltd.                                        0                           300,000.00
       Race Point CLO, Limited                                          0                           300,000.00
Sankaty High Yield Partners III, L.P.                                   0                           300,000.00
                TOTAL                                      $   50,000,000                      $180,000,000.00

                                                                   SCHEDULE 1.1B

                               MORTGAGED PROPERTY

 1.          Nebraska Bookstore              1300 Q Street              Lincoln             NE
-------------------------------------------------------------------------------------------------
 2.          Administrative Offices and      4700 S. 19th Street        Lincoln             NE
             Warehouse
-------------------------------------------------------------------------------------------------
 3.          Auxiliary Warehouse             5240 S. 19th Street        Lincoln             NE
-------------------------------------------------------------------------------------------------
 4.          Voertman's (college             1314 W. Hickory            Denton              TX
             bookstore)
-------------------------------------------------------------------------------------------------
 5.          University Bookstore            3003 Forest Avenue         Des Moines          IA

                               OWNED REAL PROPERTY

 1.       Nebraska Bookstore              1300 Q Street              Lincoln            NE
-----------------------------------------------------------------------------------------------
 2.       Administrative Offices and      4700 S. 19th Street        Lincoln            NE
          Warehouse
-----------------------------------------------------------------------------------------------
 3.       Auxiliary Warehouse             5240 S. 19th Street        Lincoln            NE
-----------------------------------------------------------------------------------------------
 4.       Voertman's (college             1314 W. Hickory            Denton             TX
          bookstore)
-----------------------------------------------------------------------------------------------
 5.       University Bookstore            3003 Forest Avenue         Des Moines         IA
-----------------------------------------------------------------------------------------------
 6.       Maverick Bookstore              230 Stadium Road           Mankato            MN
-----------------------------------------------------------------------------------------------
 7.       Specialty Books Distribution    5833 Industrial Drive      Athens             OH
          Center
-----------------------------------------------------------------------------------------------
 8.       NBC Graphics                    360 Graham Road            College            TX
                                                                     Station
-----------------------------------------------------------------------------------------------
 9.       College Bookstore               2370 W W Thorne            Houston            TX
                                          Drive
-----------------------------------------------------------------------------------------------
10.       Rocky Top East                  1649 W. Cumberland         Knoxville          TN
                                          Avenue

            LEASEHOLD INTERESTS IN REAL PROPERTY IN RESPECT OF WHICH
                 AGGREGATE ANNUAL RENT PAYMENTS EXCEED $250,000

 1.        6590 Darin Way                                             Cypress             CA
--------------------------------------------------------------------------------------------------
 2.        9555 Haggerty Road                                         Belleville          MI
--------------------------------------------------------------------------------------------------
 3.        1770 North High Street                                     Columbus            OH
--------------------------------------------------------------------------------------------------
 4.        Hannah Shopping Plaza, 4790 S. Hagadom Road,               East Lansing        MI
           Suite 138
--------------------------------------------------------------------------------------------------
 5.        317 South State Street                                     Ann Arbor           MI
--------------------------------------------------------------------------------------------------
 6.        1716 North Main                                            San Antonio         TX
--------------------------------------------------------------------------------------------------
 7.        15503 Babcock                                              San Antonio         TX
--------------------------------------------------------------------------------------------------
 8.        301 Largo Road                                             Largo               MD
--------------------------------------------------------------------------------------------------
 9.        1090 Lancaster Road                                        Richmond            KY
--------------------------------------------------------------------------------------------------
10.        1840 West Southern Avenue, # 1                             Mesa                AZ
--------------------------------------------------------------------------------------------------
11.        Michigan State University - International Center           East Lansing        MI

                                                                    SCHEDULE 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

                                                                    SCHEDULE 4.9

                             INTELLECTUAL PROPERTY

TRADEMARKS

      Trademark                    Serial No.    Registration No.       Jurisdiction      Owned by
---------------------------------------------------------------------------------------------------------
GOT USED                           76/294619        2633247             U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
CONNECT2ONE                        76/119855        2480012             U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
WEBPRISM                           75/925323        N/A                 U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
NBCPRISM                           75/925321        2568157             U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
NBC GRAPHICS COLLEGIATE            75/820627        2530469             U.S. Federal     Nebraska Book
WEAR "NO BETTER CHOICE"                                                                  Company, Inc.
and Design
---------------------------------------------------------------------------------------------------------
NBC and Design                     73/457327        1312759             U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
CAMPUSHUB                          75/925306        N/A                 U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
SPECIALTY BOOKS                    75/204128        2222166             U.S. Federal     Specialty
                                                                                         Books, Inc.
---------------------------------------------------------------------------------------------------------
TRADITIONS                         78/344625        N/A                 U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
GIVE US THE FINGER                 76/082301        N/A                 U.S. Federal     Nebraska Book
                                                                                         Company, Inc.
---------------------------------------------------------------------------------------------------------
GIVE US A CLICK                    76/082507        2759396             U.S. Federal     Nebraska Book
                                                                                         Company, Inc.

COPYRIGHTS


        Title                  Registration No.      Jurisdiction               Owned By
--------------------------------------------------------------------------------------------
Nebraska Book Company's           TX757441            U.S. Federal            Nebraska Book
buyer's guide                                                                 Company, Inc.
--------------------------------------------------------------------------------------------
Textbook buyers guide             TM53450 I           U.S. Federal            Nebraska Book
                                                                              Company, Inc.

                                                                   SCHEDULE 4.15

                                  SUBSIDIARIES

NBC Acquisition Corp., a Delaware corporation

Nebraska Book Company, Inc., a Kansas corporation

Specialty Books, Inc., a Delaware corporation

                                                                SCHEDULE 4.19(a)

                    FINANCING STATEMENT FILING JURISDICTIONS

       Grantor                         State                       Jurisdiction
------------------------------------------------------------------------------------
NBC Acquisition Corp.                   DE                      Secretary of State

Nebraska Book Company, Inc.             KS                      Secretary of State

Specialty Books, Inc.                   DE                      Secretary of State

NBC Holdings Corp.                      DE                      Secretary of State

                                                                SCHEDULE 4.19(b)

MORTGAGE FILING JURISDICTIONS


         State      Jurisdiction
-----------------------------------------------------------------
 1.      NE         Office of Deeds, Lancaster County, Nebraska
-----------------------------------------------------------------
 2.      TX         Real Property Records, Denton County, Texas
-----------------------------------------------------------------
 3.      IA         Office of Recorder of Polk County, Iowa

                                                                 SCHEDULE 7.2(e)

OTHER INDEBTEDNESS:

Jefferson-Pilot Mortgage Loan #088006 - Rocky Top East                 $466,150

Jefferson-Pilot Life Insurance
P.O. Box 20407
Greensboro, NC 27420-0407

                                                                 SCHEDULE 7.3(f)

                                EXISTING LIENS (1)

1. General Electric Capital Corporation has a lien on the described equipment and all additions and replacement thereto.(2)

2.       BCL Capital has a lien on the listed equipment.(3)

3.       West Group has a lien on certain inventory sold on consignment.(4)

4.       NBD Equipment Finance, Inc. has a lien on listed equipment.(5)

5.       Toyota Motor Credit Corp. has a lien on a forklift.(6)

6. Mitel Capital Corporation has a lien on stated hardware and related software and accessories.(7)

7.       Bane One Leasing Corporation has a lien on listed equipment.(8)

8.       US Bancorp has a lien on listed equipment.(9)

9.       IKON Office Solutions has a lien on listed equipment.(10)

10.      ISI Commercial Refrigeration, L.P. has a lien on listed equipment.(11)

--------------------
(1) Certain liens in favor of JP Morgan Chase Bank and Chemical Bank, which have been previously disclosed to Administrative Agent's counsel, remain filed in their respective filing jurisdictions.

(2) Filed with the Nebraska Secretary of State. Filing states that financing statement is filed for notice purposes only.

(3) Filed with Nebraska Secretary of State. Filing states that financing statement is for informational purposes only.

(4)  Filed with Nebraska Secretary of State.

(5)  Filed with Nebraska Secretary of State. Filing states "No Security Interest
     - True Lease Transaction - Precautionary Only".

(6) Filed with Nebraska Secretary of State. Filing states "This financing statement is for information purposes only. The transaction referenced in this financing statement is a lease."

(7)  Filed with Nebraska Secretary of State.

(8)  Filed with Nebraska Secretary of State.

(9) Filed with Nebraska Secretary of State. Filing states that "filing is for informational purposes only".

(10) Filed with Texas Secretary of State.

(11) Filed with Texas Secretary of State.

11. The following parcel of real property is subject to a mortgage held by Jefferson-Pilot Life Insurance Company, with its administrative offices located in Greensboro, NC: Campus Bookstore

              1649 W. Cumberland Avenue
              Knoxville, TN

                                                                    SCHEDULE 7.8

                              EXISTING INVESTMENTS

None.